LAURUS MASTER FUND, LTD.

c/o Laurus Capital Management, LLC

825 Third Avenue

New York, New York 10022

October 31, 2005

Petrol Oil and Gas, Inc.

3161 E. Warm Springs Road, Suite 300

Las Vegas, NV 89120

Attention: Chief Financial Officer

Re: Amendment No. 1 to Securities Purchase Agreement

Gentlemen:

Reference is made to the Securities Purchase Agreement dated as of October 28, 2004 between Petrol Oil and Gas, Inc., a Nevada corporation (“Company”) and Laurus Master Fund., Ltd. (“Laurus”) (as amended, restated, modified and supplemented from time to time, the “Agreement”). Capitalized terms used herein that are not defined shall have the meanings given to them in the Agreement.

Company has requested that Laurus amend the Agreement and Laurus is willing to do so on the terms and conditions set forth below:

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that Section 4.1 of the Agreement is amended in its entirety to provide as follows:

“4.1       Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate power and authority to own and operate its properties and assets, to execute and deliver (i) this Agreement, (ii) the Note and the Warrant to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof between the Company and the Purchaser (as amended and restated on October 31, 2005 and as the same may be further amended, modified or supplemented from time to time, the “Master Security Agreement”), (iv) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”), (v) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified or supplemented from time to time, the “Escrow Agreement”), (vi) the Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of

Production dated as of the date hereof made by the Company in favor of the Purchaser (as amended and restated on October 31, 2005 and as the same may be further amended, modified or supplemented from time to time), (vii) the Transfer Order and Direction to Pay made by the Company in favor of the Purchaser (as amended, modified or supplemented from time to time, the “Transfer Order”), (viii) the Restricted Account Agreement dated as of the date hereof among the Company, the Purchaser and North Fork Bank (as amended, modified or supplemented from time to time, the “Restricted Account Agreement”), (ix) the Restricted Account Side Letter related to the Restricted Account Agreement dated as of the date hereof between the Company and the Purchaser (as amended, modified or supplemented from time to time, the “Restricted Account Side Letter”), (x) the Stock Pledge Agreement dated as of October 31, 2005 between the Company and the Purchaser (as amended, modified or supplemented from time to time), (xi) the Guaranty dated as of October 31, 2005 made by Neodesha Pipeline, Inc., a Nevada corporation (“Neodesha”) in favor of Purchaser (as amended, modified or supplemented from time to time), (xii) the Guaranty dated as of October 31, 2005 made by Coal Creek Pipeline, Inc., a Nevada corporation (“Coal Creek”) in favor of the Purchaser (as amended, modified or supplemented from time to time), (xiii) the Master Security Agreement dated as of October 31, 2005 among Neodesha, Coal Creek and the Purchaser, (xiv) the Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of October 31, 2005 from Neodesha to the Purchaser (as amended, modified or supplemented from time to time), (xv) the Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of October 31, 2005 made by Coal Creek in favor of the Purchaser (as amended, modified or supplemented from time to time), and (xvi) and all other documents, instruments and agreements entered into, from time to time, in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (xvi), as amended, modified, and supplemented from time to time, collectively, the “Related Agreements”), to issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the “Note Shares”), to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and it Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”).”

Except as specifically amended herein, the Agreement and all other documents, instruments and agreements entered into in connection therewith (the “Other Documents”) shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Agreement or any of the Other Documents. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By: /s/

Its:____________________________

CONSENTED AND AGREED TO:

PETROL OIL AND GAS, INC.

By: /s/

Its:__________________________

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